Exhibit 99.1

BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS  ON NYSE AMERICAN
NONCOMPLIANCE NOTICE AND COMPLIANCE PLAN

HONOLULU, HAWAII, January 15, 2020 – Barnwell Industries, Inc. (NYSE American: BRN) (the “Company”) today announced it has received written communication from NYSE American LLC (the “Exchange”), the Company’s current listing exchange, stating that it is not in compliance with certain continued listing standards as set forth in the NYSE American Company Guide. Based on the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2019, which was filed with the Securities and Exchange Commission (SEC) on December 20, 2019, the Company is below compliance with Part 10, Sections 1003(a)(i) and (a)(ii) of the NYSE American Company Guide since it reported stockholders’ equity of $1.2 million and net losses in fiscal years ended September 30, 2019, September 30, 2018 and September 30, 2016.

In order to maintain its listing, the Company intends to submit a plan of compliance by February 12, 2020 addressing how it intends to regain compliance with certain Exchange continued listing standards by July 13, 2021. If the plan is accepted, the Company shall maintain its listing but will be subject to periodic reviews by the Exchange. The Company is pursuing options to address the Exchange’s notification and intends to submit a plan of compliance on or before the deadline set forth by the Exchange.

The NYSE American notification does not affect the Company’s business operations or the listing of the Company’s shares on the Exchange, and does not represent any change or amendment to the Company's consolidated financial statements or to its annual report on Form 10-K for the year ended September 30, 2019.

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts. These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements. The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or